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EXHIBIT 3.1.2
                          CERTIFICATE OF AMENDMENT TO
                           ARTICLES OF INCORPORATION
                                      OF
                     INLAND NORTHWEST BANCORPORATION, INC.

  KNOW ALL MEN BY THESE PRESENTS, that we, Frederick M. Schunter and Jennifer L. Johnson, President and Secretary, respectively, of Inland Northwest Bancorporation, Inc., a Washington corporation, do hereby certify as follows:

                                       I.

  At a regular meeting of the Board of Directors held on January 19, 1993, the Board was asked to consider adoption of an amendment to the Articles of Incorporation to limit or eliminate the liability of officers and directors, to the fullest extent permitted by the Washington Business Corporation Act. Upon motion duly made and seconded, and after discussion, the following amendment to the Articles of Incorporation was unanimously adopted:

     The first paragraph of Article IV of the Articles of Incorporation of thin Corporation is hereby amended in its entirety to read as follows:

                                  ARTICLE IV.

          Limitation on Liability. To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this Corporation shall not be liable to this Corporation or its shareholders for monetary damages for conduct as a Director, except for:

          a. Acts or omissions of the Director finally adjudged to be intentional misconduct or a knowing violation of law by the Director;

          b. Conduct of the Director finally adjudged to be in violation of RCW 23B.08.310 (which involves certain distributions by the Corporation); or

          c. Any transaction with respect to which it was finally adjudged that such Director personally received a benefit in money, property, or services to which the Director was not legally entitled.

          If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely effect any right or protection of a director of the Corporation with

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     respect to any acts or omissions of such director occurring prior to such repeal or modification.

          This limitation shall not apply to any act or omission occurring before the effective date of this paragraph.

                                      II.

  Pursuant to (S)23B.10.050 of the Washington Business Corporation Act, the Board adopted this Amendment to the Corporation's Articles of Incorporation without Shareholder action, because the Corporation has not yet issued shares.

  IN WITNESS WHEREOF, the President and Secretary have hereunto set their hands on this 28 day of January, 1993.
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                            INLAND NORTHWEST CORPORATION, INC.

                            By: /s/ Frederick M. Schunter
                                ----------------------------------------
                                  Frederick M. Schunter, President


ATTEST:


/s/ Jennifer L. Johnson
----------------------------------
Jennifer L. Johnson, Secretary


STATE OF WASHINGTON    )
                       ) ss.
County of Spokane      )

  On this 28 day of January, 1993, before me, the undersigned Notary Publish
          --        -------
personally appeared FREDERICK M. SCHUNTER and JENNIFER L. JOHNSON, to me known to be the President and Secretary, respectively, of INLAND NORTHWEST BANCORPORATION, INC., and executed the foregoing Certificate of Amendment to the Articles of Incorporation as the free and voluntary act of said corporation for the uses and purposes mentioned in the instrument.

  Given under my hand and official seal the day and year first above written.



                            /s/
                            ----------------------------------------------
                            Notary Public in and for the State
                            of Washington, residing at Spokane
                            My Commission Expires: 9-26-95
                                                   -----------------------

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